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                                                               Exhibit 4A
                                                               ----------
                              ALTRON INCORPORATED
                       1995 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------

1.  Purpose.
    -------

         It is the purpose of this Employee Stock Purchase Plan to provide a means whereby eligible employees may purchase Common Stock of Altron Incorporated (the "Company") through payroll deductions. It is intended to provide a further incentive for employees to promote the best interests of the Company and to encourage stock ownership by employees in order that they may participate in the Company's economic growth.

         It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code and the provisions of this Plan shall be construed in a manner consistent with the Code and the Treasury Regulations promulgated thereunder.

2.  Definitions.
    -----------
         The following words or terms, when used herein, shall have the following respective meanings:

         (a) "Plan" shall mean the 1995 Altron Incorporated Employee Stock Purchase Plan.

         (b) "Company" shall mean Altron Incorporated, a Massachusetts corporation.

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         (c)  "Account" means the Employee Stock Purchase
              Account established for a Participant under Section 7 hereof.

         (d) "Basic Compensation" shall mean the regular rate of salary or wages in effect immediately prior to a Purchase Period, before any deductions or withholdings, but shall exclude overtime, bonuses, shift differential and amounts paid in reimbursement for expenses.

         (e) "Board of Directors" shall mean the Board of Directors of Altron Incorporated.

         (f)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (g) "Committee" shall mean the Stock Purchase Plan Committee appointed and acting in accordance with the terms of the Plan.

         (h) "Common Stock" shall mean shares of the Company's common stock with a par value of $.05 per share.

         (i)  "Effective Date" shall mean January 1, 1995.

         (j) "Eligible Employees" shall mean all persons employed by the Company or its participating subsidiaries (as defined in Section
              22), but excluding:

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              (1)  Persons who have been employed by the Company or its
                   participating subsidiaries for less than one year on the first day of the Purchase Period; and

              (2) Persons whose customary employment is not more than twenty hours per week or not more than five months in any calendar year.

              For purposes of this Plan, employment will be treated as continuing intact while a Participant is on military leave, sick leave, or other bona fide leave of absence, for up to 90 days or so long as the Participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

         (k) "Exercise Date" shall mean the last day of a Purchase Period; provided, however, that if such date is not a business day, "Exercise Date" shall mean the immediately preceding business day.

         (l) "Participant" shall mean an Eligible Employee who elects to participate in the Plan under Section 6 hereof.

         (m) The first "Purchase Period" shall begin January 1, 1995 and continue through June 30, 1995. Thereafter, there shall be two Purchase Periods within each of the Company's fiscal

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              years, one commencing on the first day of the Company's fiscal year and continuing through the last day of the first fiscal half-year, and the second commencing the first day of the Company's second fiscal half-year and continuing through the end of the Company's fiscal year.

         (n) "Purchase Price" shall mean the lower of (i) 90% of the average fair market value of a share of Common Stock for the five business days immediately preceding the first day of the relevant Purchase Period, or 90% of such value for the five business days immediately preceding the relevant Exercise Date. Fair market value on any day shall be the mean between the closing bid and asked price of a share of Common Stock on the over-the-counter market.

3.  Grant of Option to Purchase Shares; Restrictions on Grant.
    ---------------------------------------------------------

         Each Eligible Employee shall be granted an option effective on the first day of each Purchase Period to purchase shares of Common Stock. The term of the option shall be the length of the Purchase Period. The number of shares subject to each option, up to a maximum of 750 shares per Purchase Period, shall be the quotient of the aggregate payroll deductions in the Purchase Period authorized by each Participant in

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accordance with Section 6 divided by the Purchase Price. No employee shall be granted an option which permits the employee's right to purchase Common Stock under this Plan, and under all other Section 423(b) employee stock purchase plans of the Company or any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. In addition, in no event may an employee be granted an option if such employee, immediately after the option was granted, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Sections 424(e) and (f) of the Code, all within the meaning of Section 423(b)(3) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

4.  Shares.
    ------

         There shall be 300,000 shares of Common Stock reserved for issuance to and purchase by Participants under the Plan,

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subject to adjustment as herein provided. The shares of Common Stock subject to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Shares of Common Stock not purchased under an option terminated pursuant to the provisions of the Plan may again be subject to options granted under the Plan.

         The aggregate number of shares of Common Stock which may be purchased pursuant to options granted hereunder, the number of shares of Common Stock covered by each outstanding option, the maximum number of shares that may be granted in any Purchase Period, and the purchase price for each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases for decreases in the outstanding shares of Common Stock affected without receipt of consideration by the Company.

5.  Administration.
    --------------

         The Plan shall be administered by a Stock Purchase Plan Committee appointed from time to time by the Board of Directors, consisting of not less than three members. Committee members shall be ineligible to participate under the Plan. All members of the Committee shall serve at the

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discretion of the Board. The Committee is vested with full authority to make, administer and interpret such equitable rules and regulations regarding the Plan as it may deem advisable. The Committee's determinations as to the interpretation and operation of the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

6.  Election to Participate.
    -----------------------

         An Eligible Employee may elect to become a Participant in the Plan for a Purchase Period by completing a "Stock Purchase Agreement" form prior to the first day of the Purchase Period for which the election is made. The election to participate shall be effective for the Purchase Period for which it is made. There is no limit on the number of Purchase Periods for which an Eligible Employee may elect to become a Participant in the Plan. In the Stock Purchase Agreement, the Eligible Employee shall authorize regular payroll deductions of any full percentage of his Basic Compensation, but in no event less than five percent nor more than ten percent of his Basic Compensation. An Eligible Employee may not change his authorization except as otherwise provided in
Section 9.  Options granted to Eligible Employees who have failed to

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execute a Stock Purchase Agreement within the time periods prescribed by the
Plan will automatically lapse.

7.  Employee Stock Purchase Account.
    -------------------------------

         An Employee Stock Purchase Account will be established for each Participant in the Plan for bookkeeping purposes, and payroll deductions made under Section 6 will be credited to such Accounts. However, prior to the purchase of shares in accordance with Section 8 or withdrawal from or termination of the Plan in accordance with the provisions hereof, the Company may use for any valid corporate purpose all amounts deducted from a Participant's wages under the Plan and credited for bookkeeping purposes to his Account.

         The Company shall be under no obligation to pay interest on funds credited to a Participant's account, whether upon purchase of shares in accordance with Section 8 or upon distribution in the event of withdrawal from or termination of the Plan as herein provided.

8.  Purchase of Shares.
    ------------------

         Each Eligible Employee who is a Participant in the Plan automatically and without any act on his part will be deemed to have exercised his option on each Exercise Date to the extent that the balance then in his Account under the Plan is sufficient to purchase at the Purchase Price whole shares of

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the Company's stock subject to his option, subject to the 750-share limit of the option and the Section 423(b)(8) limitation described in Section 3. If the Participant's accumulated payroll deductions on the last business day of the Purchase Period would enable the Participant to purchase more than 750 shares except for the 750-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 750 shares shall be promptly refunded to the Participant by the Company, without interest. If the Participant's accumulated payroll deductions on the last day of the Purchase Period would otherwise enable the Participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in Section 3 hereof, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the Participant by the Company, without interest. Any balance remaining in the Participant's Account by reason of the inability to purchase a fractional share shall be carried forward and credited for use in the next Purchase Period. No other unused amounts may be carried forward. If the Employee chooses not to participate in the next Purchase Period, any balance will be refunded to him in cash.

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9.  Withdrawal.
    ----------

         A Participant who has elected to authorize payroll deductions for the purchase of shares of Common Stock may cancel his election by written notice of cancellation delivered to the office or person designated to receive Stock Purchase Agreements ("Cancellation"), but any such notice of Cancellation must be so delivered not later than ten days before the relevant Exercise Date.

         An employee will receive in cash, as soon as practicable after delivery of the notice of Cancellation, the amount credited to his Account. Any Participant who so withdraws from the Plan may again become a Participant at the start of the next Purchase Period in accordance with Section 6.

         Upon dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving entity, every option outstanding hereunder shall terminate, in which event each Participant shall be refunded the amount of cash then in his Account.

10. Issuance of Stock Certificates.
    ------------------------------

         The shares of Common Stock purchased by a Participant shall, for all purposes, be deemed to have been issued and sold at the close of business on the Exercise Date. Prior to that date none of the rights or privileges of a stockholder of the Company, including the right to vote or receive dividends, shall exist with respect to such shares.

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         Within a reasonable time after the Exercise Date, the Company shall issue and deliver a certificate for the number of shares of Common Stock purchased by a Participant for the Purchase Period, which certificate shall be registered either in the Participant's name or jointly with the right of survivorship in the names of the Participant and his spouse, as the Participant shall designate in his Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof.

11. Termination of Employment.
    -------------------------

         (a) Upon a Participant's termination of employment for any reason, other than death, no payroll deduction may be made from any compensation due him, the entire balance credited to his Account shall be automatically refunded, and his rights under the Plan shall terminate.

         (b) Upon the death of a Participant, no payroll deduction shall be made from any compensation due him at the time of his death, his rights under the Plan shall terminate, and the entire balance in the deceased Participant's Account shall be paid in cash to the Participant's designated beneficiary, if any, under a group insurance plan of the Company covering such employee, or otherwise to his estate.

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12. Reserved.
    --------

13. Rights Not Transferable.
    -----------------------

         The right to purchase shares of Common Stock under this Plan is exercisable only by the Participant during his lifetime and is not transferable by him. If a Participant attempts to transfer his right to purchase shares under the Plan, he shall be deemed to have requested withdrawal from the Plan and the provisions of Section 9 hereof shall apply with respect to such Participant.

14. No Guarantee of Continued Employment.
    ------------------------------------

         Granting of an option under this Plan shall imply no right of continued employment with the Company for any Eligible Employee.

15. Notice.
    ------

         Any notice which an Eligible Employee or Participant files pursuant to this Plan shall be in writing and shall be delivered personally or by mail addressed to the Stock Purchase Plan Committee, c/o Altron Incorporated, One Jewel Drive, Wilmington, Massachusetts 01887. Any notice to a Participant or an Eligible Employee shall be conspicuously posted in the Company's principal office or shall be mailed addressed to the Participant or Eligible Employee at the address designated in the Stock Purchase Agreement or in a subsequent writing.

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16. Application of Funds.
    --------------------

         All funds deducted from a Participant's wages in payment for shares purchased or to be purchased under this Plan may be used for any valid corporate purpose provided that the Participant's Account shall be credited with the amount of all payroll deductions as provided in Section 7.

17. Governmental Approvals or Consents.
    ----------------------------------

         This Plan and any offering and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 18, the Board of Directors of the Company may make such changes in the Plan and include such terms in any offering under this Plan as may be necessary or desirable, in the opinion of counsel, to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code or the laws of any state.

18. Amendment of the Plan.
    ---------------------

         The Board may, without the consent of the Participants, amend the Plan at any time, provided that no such action shall adversely affect options theretofore granted hereunder, and provided that no such action by the Board without approval of the Company's stockholders may (a) increase

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the total number of shares of Common Stock which may be purchased by all
Participants; (b) change the class of employees eligible to receive options under the Plan; (c) decrease the Purchase Price; (d) extend a Purchase Period hereunder; or (e) extend the term of the Plan.

19. Term of the Plan.
    ----------------

         The Plan shall become effective on the Effective Date, provided that it is approved within twelve months after adoption by the Board of Directors by the affirmative vote of the holders of a majority of the stock of the Company present or represented and entitled to vote at a duly held stockholders' meeting. The Plan shall continue in effect through the end of the Company's fiscal year 2004. The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to

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purchase stock and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

20. Notice to Company of Disqualifying Disposition; Legend.
    ------------------------------------------------------

         By electing to participate in the Plan, each Participant agrees to notify the Company in writing immediately after the Participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Purchase Period in which such Common Stock was acquired. Each Participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to Participants and to the Company and its participating subsidiaries. The Participant further agrees that all stock certificates for Common Stock purchased under the Plan by the Participant shall be held in his name or jointly with his spouse, as the case may be, and not in the name of a broker, nominee or other person or entity for such two-year period, and agrees that such stock certificates shall bear a legend reflecting that such Common Stock was obtained upon the purchase of Common Stock under the Plan. The Participant

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acknowledges that the Company may send a Form W-2, or substitute therefor, as appropriate, to the Participant with respect to any income recognized by the Participant upon a disqualifying disposition of Common Stock.

21. Withholding of Additional Income Taxes.
    --------------------------------------

         By electing to participate in the Plan, each Participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the Participant's compensation and accumulated for the benefit of the Participant under the Plan and each Participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the Participant's compensation, when amounts are added to the Participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each Participant further acknowledges that when Common Stock is purchased under the Plan, the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each Participant agrees that such taxes may be withheld from compensation otherwise payable to such Participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the Participant under Section 6 will be used to purchase Common

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Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any Participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the Participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the Participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each Participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such Participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the Participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

22. Participating Subsidiaries.
    --------------------------

         The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan or designated in this Section 22 to participate in the

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Plan.  The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders. Altron Systems Corporation, a present subsidiary of the Company, is designated in this Section 22 to participate in the Plan.

23. General.
    -------

         Whenever the context of this Plan permits, the masculine gender shall include the feminine and neuter genders.

24. Compliance with Rule 16b-3.
    --------------------------

         It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 (the "Act") and that transactions in the Plan be exempt from Section 16(b) of the Act. Therefore, if any Plan provision is found not to be in compliance with Rule 16b-3 or if any Plan provision would prevent transactions in the Plan from being exempt from Section 16(b) of the Act, that provision shall be deemed null and void and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

Adopted by the Board of Directors     April 18, 1995
                                  -----------------------------

Approved by the Stockholders       May 25, 1995
                             ----------------------------------

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